Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated August 4, 2010

Registration No. 333-165379

Quarterly Update to Preliminary Prospectus

Dated July 26, 2010 of MediaMind Technologies Inc.

On August 4, 2010, the issuer, MediaMind Technologies Inc., filed Amendment No. 4 to its Registration Statement on Form S-1 (File No. 333-165379) to include consolidated financial results through the end of its second fiscal quarter ended June 30, 2010, and to update related disclosure, including the section titled Management’s Discussion and Analysis of Financial Condition and Results of Operations, previously provided in its preliminary prospectus dated July 26, 2010. A copy of the preliminary prospectus dated August 4, 2010 included in Amendment No. 4 to the Registration Statement can be obtained by following this hyperlink: http://www.sec.gov/Archives/edgar/data/1275791/000119312510176305/ds1a.htm.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request them by calling J.P. Morgan Securities Inc. at 866-430-0686 or Deutsche Bank Securities Inc. at 800-503-4611.